Exhibit 4.2

AMENDMENT NO. 2 TO CREDIT AGREEMENT

AMENDMENT NO. 2 TO CREDIT AGREEMENT, dated as of April 30, 2020 (this “Agreement”), by and among LIBBEY INC., a Delaware corporation (“Holdings”), LIBBEY GLASS INC., a Delaware corporation (the “Borrower”), each of the other Loan Parties (as defined in the Credit Agreement referred to below) and the Lenders (as defined below) party hereto. Unless otherwise indicated, all capitalized terms used herein but not otherwise defined shall have the respective meanings provided to such terms in the Credit Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, Holdings, the Borrower, each lender from time to time party thereto (the “Lenders”), CORTLAND CAPITAL MARKET SERVICES LLC, as administrative agent (as successor to Citibank N.A., as administrative agent) (in such capacity, the “Administrative Agent”) and the other agents party thereto have entered into that certain Senior Secured Credit Agreement, dated as of April 9, 2014 (as amended, restated, amended and restated, modified or supplemented from time to time, the “Credit Agreement”);

WHEREAS, Section 2.05(b)(i) of the Credit Agreement requires the Borrower to prepay the Loans from Excess Cash Flow for the fiscal year of the Borrower ending December 31, 2019 in the amount set forth in Section 2.05(b)(i) of the Credit Agreement on the 2019 ECF Prepayment Extension Date; and

WHEREAS, pursuant to Section 10.01(iii) of the Credit Agreement, the Borrower has requested that the Lenders consent to modify the 2019 ECF Prepayment Extension Date as set forth in this Agreement, and the Lenders party hereto (constituting the Required Lenders) are willing to so consent to such amendment on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of all of which is hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Amendments to Credit Agreement. Effective as of the Effective Date (as defined below), the Credit Agreement is hereby amended as follows:

(a)     The definition of “2019 ECF Prepayment Extension Date” set forth in Section 1.01 of the Credit Agreement is hereby amended by (i) amending and restating clause (v) thereof in its entirety to read as follows:

“(v)     the failure of the Loan Parties to have Liquidity at any time of at least $15,000,000;”

and (ii) amending and restating clause (xiii) thereof in its entirety to read as follows: “(xiii) May 7, 2020.”

SECTION 2. Conditions of Effectiveness. This Agreement shall become effective as of the first date on which each of the following conditions is satisfied (such date being referred to as the “Effective Date”):

(a)     The Lender Advisors and the Borrower shall have received executed counterparts (which may include a facsimile or other electronic transmission) to this Agreement from each of the Loan Parties and Lenders constituting the Required Lenders.

(b)     The representations and warranties of each Loan Party contained in Section 3 hereof shall be true and correct in all material respects.

(c)     The Loan Parties shall have paid all reasonable fees, costs and expenses of the Lender Group, including (i) the reasonable fees and expenses of Arnold & Porter Kaye Scholer LLP and (ii) all accrued and unpaid fees of Ankura, in each case invoiced at least one Business Day prior to the Effective Date.

SECTION 3. Representations and Warranties. Each Loan Party hereby represents and warrants to the Administrative Agent and the Lenders as follows (which representations and warranties are continuing and shall survive the execution and delivery hereof):

(a)     the execution, delivery and performance of this Agreement by each of the Loan Parties has been duly authorized by all necessary corporate or other organizational action, and do not (i) contravene the terms of the organizational documents of such Loan Party; (ii) conflict with or result in any breach or contravention of, or require any payment to be made under (1) any material contractual obligation to which such Loan Party is a party or affecting such Loan Party or its properties or (2) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Loan Party or its property is subject; (iii) violate any law to which such Loan Party or its property is subject; or (iv) result in the creation of any Lien on any property of such Loan Party;

(b)     no approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, such Loan Party of this Agreement, other than those obtained prior to the Effective Date or being obtained in connection herewith;

(c)     no Default or Event of Default has occurred and is continuing; and

(d)     there has been no change since the Closing Date (i) in any Loan Party’s legal name or (ii) in the location of any Loan Party’s chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it or any of its offices or facilities at which Collateral owned by it is located (including the establishment of any such new office or facility), in each instance other than changes which have previously been disclosed in writing to the Administrative Agent.

SECTION 4. Reaffirmation. Each Loan Party hereby ratifies, affirms, acknowledges and agrees that the Credit Agreement and the other Loan Documents represent the valid, enforceable and collectible obligations of the Loan Parties, and further acknowledges that there are no existing claims, defenses, personal or otherwise, or rights of setoff whatsoever with respect to the Credit Agreement or any other Loan Document. Each Loan Party hereby agrees that this Agreement in no way acts as a release or relinquishment of the Liens and rights securing payments of the Obligations. The Liens and rights securing payment of the Obligations are hereby ratified and confirmed by each Loan Party in all respects. This Agreement shall not constitute a novation of the Credit Agreement or any other Loan Document.

SECTION 5. Release.

(a)     In consideration of the agreements of the Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Borrower and each other Loan Party, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges the Agents and the Lenders, and their successors and assigns, and their present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (each Agent, each Lender and all such other Persons being hereinafter referred to collectively as the “Releasees”), of and from all demands, actions, causes of action, suits, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which any such Loan Party or any of their respective successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever in relation to, or in any way in connection with any of the Credit Agreement or any of the other Loan Documents or transactions thereunder or related thereto which arises at any time on or prior to the Effective Date.

(b)     The Borrower and each other Loan Party understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

(c)     The Borrower and each other Loan Party agrees that no fact, event, circumstance, evidence or transaction existing or arising on or prior to the date hereof which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.

SECTION 6. Reference to and Effect on the Credit Agreement and the other Loan Documents.

(a)     On and after the Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement, as amended by this Agreement.

(b)     The Credit Agreement and each of the other Loan Documents, as specifically amended by this Agreement, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

(c)     The execution, delivery and effectiveness of this Agreement shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents. On and after the Effective Date, this Agreement shall for all purposes constitute a Loan Document.

SECTION 7. Costs and Expenses. Each of Holdings and the Borrower hereby agree to pay and reimburse the Lender Group for all reasonable costs and expenses incurred on or prior to the date hereof reasonably promptly after the invoicing thereof.

SECTION 8. Execution in Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by facsimile or electronic transmission of an executed counterpart of a signature page to this Agreement shall be effective as delivery of an original executed counterpart of this Agreement.

SECTION 9. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to the conflicts of laws principles thereof, but including Section 5-1401 of the New York General Obligations Law.

SECTION 10. Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT, OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 10 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE AGREEMENT OF THEIR RIGHT TO TRIAL BY JURY.

SECTION 11. Headings. Section headings herein are included for convenience of reference only and shall not affect the interpretation of this Agreement.

SECTION 12. Notice of 2019 ECF Prepayment Extension Date. The Borrower hereby agrees that, if any of the events specified in clauses (i) through (xii) of the definition of 2019 ECF Prepayment Extension Date occurs prior to May 7, 2020, it shall promptly notify the Administrative Agent in writing of the occurrence thereof.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

LIBBEY INC.

By:	/s/ Michael P. Bauer
Name:	Michael P. Bauer
Title:	Chief Executive Officer

LIBBEY GLASS INC.

By:	/s/ Michael P. Bauer
Name:	Michael P. Bauer
Title:	Chief Executive Officer

SYRACUSE CHINA COMPANY

By:	/s/ Michael P. Bauer
Name:	Michael P. Bauer
Title:	Chief Executive Officer

WORLD TABLEWARE INC.

By:	/s/ Michael P. Bauer
Name:	Michael P. Bauer
Title:	Chief Executive Officer

LGA4 CORP.

By:	/s/ Michael P. Bauer
Name:	Michael P. Bauer
Title:	Chief Executive Officer

LGA3 CORP.

By:	/s/ Michael P. Bauer
Name:	Michael P. Bauer
Title:	Chief Executive Officer

THE DRUMMOND GLASS COMPANY

By:	/s/ Michael P. Bauer
Name:	Michael P. Bauer
Title:	Chief Executive Officer

[Signature Page to Amendment No. 2]

LGC CORP

By:	/s/ Michael P. Bauer
Name:	Michael P. Bauer
Title:	Chief Executive Officer

LIBBEY.COM LLC

By:	/s/ Michael P. Bauer
Name:	Michael P. Bauer
Title:	Chief Executive Officer

LGFS INC.

By:	/s/ Michael P. Bauer
Name:	Michael P. Bauer
Title:	Chief Executive Officer

LGAC LLC

By:	/s/ Michael P. Bauer
Name:	Michael P. Bauer
Title:	Chief Executive Officer

LGAU CORP.

By:	/s/ Michael P. Bauer
Name:	Michael P. Bauer
Title:	Chief Executive Officer

[Signature Page to Amendment No. 2]

[ ● ], as a Lender

By:
Name:
Title:

[Signature Page to Amendment No. 2]